As filed with the Securities and Exchange Commission on March 17, 2025
Registration No. 333-278120

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Immunocore Holdings plc
(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

92 Park Drive,
Milton Park
Abingdon, Oxfordshire OX14 4RY
United Kingdom
+44 1235 438600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Immunocore, LLC
Six Tower Bridge, Suite 200
181 Washington Street
Conshohocken, Pennsylvania 19428
United States
+1 484 534 5261
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Divakar Gupta Courtney T. Thorne Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Claire Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form  S-3 (File  No. 333-278120) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on March 21, 2024 by Immunocore Holdings plc (the “Registrant”), is being filed as an exhibits-only filing solely for the purpose to include (i) the Indenture, dated as of February 2, 2024, by and between the Registrant and U.S. Bank Trust Company, National Association, as Trustee, as Exhibit 4.9, (ii) the First Supplemental Indenture, dated as of March 17, 2025, by and between the Registrant and U.S. Bank Trust Company, National Association, as Trustee, as Exhibit 4.10, and (iii) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee, as Exhibit 25.2. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16.
Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

INCORPORATED BY REFERENCE
EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT	SCHEDULE/ FORM	FILE NUMBER	EXHIBIT	FILE DATE
4.9	Indenture, dated as of February 2, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee.	Form 8-K	001-39992	4.1	02/02/24
4.10	First Supplemental Indenture, dated as of March 17, 2025, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, United Kingdom, on March 17, 2025.

IMMUNOCORE HOLDINGS PLC

By:	/s/ Bahija Jallal, Ph.D.
Name: Bahija Jallal, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Bahija Jallal, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2025
Bahija Jallal, Ph.D.
/s/ Travis Coy	Chief Financial Officer (Principal Financial Officer)	March 17, 2025
Travis Coy
/s/ John Goll	SVP, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 17, 2025
John Goll
*	Chairman of the Board of Directors	March 17, 2025
Professor Sir John Bell
*	Director	March 17, 2025
Roy S. Herbst, M.D., Ph.D.
*	Director	March 17, 2025
Siddharth Kaul
	Director	March 17, 2025
Mr. Ranjeev Krishana
	Director	March 17, 2025
Dr. William Pao, M.D., Ph.D.
*	Director	March 17, 2025
Robert Perez
*	Director	March 17, 2025
Kristine Peterson
*	Director	March 17, 2025
Professor Sir Peter Ratcliffe

*By:	/s/ Bahija Jallal, Ph.D.
Name: Bahija Jallal, Ph.D.
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Immunocore Holdings plc has signed this registration statement or amendment thereto on March 17, 2025.

IMMUNOCORE, LLC
By:	/s/ Bahija Jallal, Ph.D.
Name: Bahija Jallal, Ph.D. Title: Authorized Signatory